                                              OppenheimerFunds, Inc.
                                                498 Seventh Avenue
                                             New York, New York 10018

Dina C. Lee
Assistant Vice President &
Assistant Counsel

VIA EDGAR

November 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:    Oppenheimer Municipal Fund
                Reg. No. 33-08054/File No. 811-4803
                Written Representation of Counsel

To the Securities and Exchange Commission:

     On behalf of Oppenheimer Limited Term Municipal Fund (the "Fund"), a series of  Oppenheimer  Municipal  Fund,  and pursuant to Paragraph  (b)(4) of Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"), and in connection with an Amendment on Form N-1A which is  Post-Effective  Amendment No. 25 to the
1933  Act  Registration  Statement  of the  Fund  and  Amendment  No.  26 to its
Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such Amendment,  hereby represents to the Commission,  for filing with such Amendment, that said Amendment does not contain  disclosures  which  would  render it  ineligible  to  become  effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                          /s/ Dina C. Lee
                                                        -------------------------
                                                              Dina C. Lee
                                                              Assistant Vice President &
                                                              Assistant Counsel
                                                              (212) 323-5089